SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               February 23, 2001


      GREENWICH CAPITAL ACCEPTANCE, INC. (as depositor under the Pooling and Servicing Agreement, dated as of February 1, 2001, providing for the issuance of the HarborView Mortgage Loan Trust 2001-1 Mortgage Loan Pass-Through Certificates, Series 2001-1).


                      GREENWICH CAPITAL ACCEPTANCE, INC.
            (Exact Name of Registrant as Specified in its Charter)



 Delaware                              333-50248               06-1199884
 ----------------------------------------------------------------------------
 (State or Other Jurisdiction         (Commission          (I.R.S. Employer
 of Incorporation)                    File Number)        Identification No.)

 600 Steamboat Road
 Greenwich, Connecticut                                          06830
 ----------------------------------------------------------------------------
 (Address of Principal                                         (Zip Code)
 Executive Offices)

 Registrant's telephone number, including area code:  (203) 622-2700

                                   No Change
  ---------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Item 5. Other Events

     Filing of Computational Materials

     In connection with the offering of HarborView Mortgage Loan Trust 2001-1 Mortgage Loan Pass-Through Certificates, Series 2001-1, Greenwich Capital Markets, Inc. (the "Underwriter") has prepared certain materials (the "Computational Materials") for distribution to its prospective investors. Although Greenwich Capital Acceptance, Inc. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio (the "Mortgage Loans"), the Company did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

         Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits:

               99.1 Computational Materials.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GREENWICH CAPITAL ACCEPTANCE, INC.



                                      By:  /s/John Graham
                                           -----------------------
                                           Name:  John Graham
                                           Title:  Vice President



Dated:  February 23, 2001

                                 EXHIBIT INDEX



Exhibit No.                                 Description


99.1     Computational Materials.